Exhibit 10.17

AMMENDMENT TO THE DEBT CONVERSION AGREEMENT

This amendment to the Debt Conversion Agreement (the “Amendment Agreement”) is made and entered into on this 19th day of January 2023, by and between Knight Therapeutics International S.A. (the “Lender”) and 60 Degrees Pharmaceuticals, INC (the “Borrower”).

WHEREAS the Borrower and Lender entered into a Debt Conversion Agreement (“the Initial Agreement”) as of January 9th, 2023.

WHEREAS the Borrower and Lender wish to amend the agreement as set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and Lender, intending to be legally bound, hereby agree and contract as follows:

1.	Amendment to Initial Agreement.

a.	Clause 1b will be deleted and replaced with”

“Conversion of the Accrued Interest. Subject to the terms and conditions hereof, at the Closing (as defined below), Lender hereby elects to convert the Accrued Interest into that number of shares (the “Conversion Preferred Shares” and, together with the Conversion Common Shares, the “Conversion Shares”) of a new class of preferred stock (the “Preferred Stock”) by dividing the Accrued Interest by [$100.00], then rounding up. The Preferred Stock shall have the following rights, preferences, and designations: (i) have a 6% [cumulative] dividend accumulated annually on March 31, (ii) shall be nonvoting stock; and (iii) be convertible in shares of Common Stock at a price equal to the lower of (1) the price paid for the shares of Common Stock in the IPO and (2) the 10 day volume weighted average share price immediately preceding the Company’s election to convert the Preferred Stock. Notwithstanding the foregoing, the Company shall not convert the Preferred Stock into shares of Common Stock if as a result of such conversion Lender will own 19.9% or more of the Company’s outstanding Common Stock.”

2.	Definitions. All capitalized terms not defined in this Amendment Agreement will have the meaning ascribed to them in the Debt Conversion Agreement.

3.	Modification. Except as explicitly modified and amended hereby, the Initial Agreement remains and unchanged and unmodified and in full force and effect.

4.	Governing Law. This Amendment Agreement will be governed and interpreted in accordance with the state of Delaware.

5.	Counterparts, Electronic Signature. This Amendment Agreement may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of the counterparts may be effected by means of a telecopier transmission, electronically or in a portable document format (pdf.)

[Signature Page Follows]

IN WITNESS THEREOF, the undersigned have executed this Amendment Agreement as of the date set forth above.

Lender:

KNIGHT THERAPEUTICS INTERNATIONAL S. A.

/s/ Arvind Utchanah
Name:	Arvind Utchanah
Title:	CFO

Borrower:

60 DEGREES PHARMACEUTICALS, INC.

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Name:	Geoffrey S. Dow
Title:	CEO